Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-262227) pertaining to the Long-Term Incentive Plan of Black Stone Minerals, L.P.,
(2)	Registration Statement (Form S-8 No. 333-203909) pertaining to the Long-Term Incentive Plan of Black Stone Minerals, L.P.,
(3)	Registration Statement (Form S-3 No. 333-234455) of Black Stone Minerals, L.P.;
(4)	Registration Statement (Form S-3 No. 333-278061) of Black Stone Minerals, L.P., and
(5)	Registration Statement (Form S-3 No. 333-278062) of Black Stone Minerals, L.P.
of our reports dated February 25, 2025, with respect to the consolidated financial statements of Black Stone Minerals, L.P. and subsidiaries and the effectiveness of internal control over financial reporting of Black Stone Minerals, L.P. and subsidiaries included in this Annual Report (Form 10-K) of Black Stone Minerals, L.P. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Houston, Texas
February 25, 2025